SHELL CO2 COMPANY, LTD.
          -----------------------------------------------------------
                              Shell CO2 General LLC
                                  Shell CO2 LLC
                             Shell Western E&P Inc.
                          Shell Western Pipelines Inc.
                          Shell Cortez Pipeline Company
                           Shell Land & Energy Company
                             Kinder Morgan CO2, LLC
                        Kinder Morgan Operating L.P. "A"





                    ASSUMPTION AND INDEMNIFICATION AGREEMENT















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                                TABLE OF CONTENTS





ARTICLE 1  CERTAIN DEFINITIONS.................................................1

  CERTAIN DEFINITIONS..........................................................1

ARTICLE 2  PARTNERSHIP ASSETS..................................................7

  PARTNERSHIP ASSETS...........................................................7
  PARTNERSHIP ASSUMED MATTERS..................................................7

ARTICLE 3  RETAINED MATTERS....................................................9

  SHELL RETAINED MATTERS.......................................................9
  KM RETAINED MATTERS.........................................................10
  PAYMENT.....................................................................11

ARTICLE 4  INDEMNIFICATION....................................................12

  GENERAL INDEMNITY BY THE LIMITED PARTNERSHIP AS TO SHELL....................12
  ENVIRONMENTAL INDEMNITY BY THE LIMITED PARTNERSHIP AS TO SHELL..............12
  GENERAL INDEMNITY BY THE LIMITED PARTNERHSIP S TO KM........................13
  ENVIRONMENTAL INDEMNITY BY THE LIMITED PARTNERSHIP AS TO KM.................13
  GENERAL INDEMNITY BY SHELL..................................................14
  ENVIRONMENTAL INDEMNITY BY SHELL............................................15
  GENERAL INDEMNITY BY KM.....................................................15
  ENVIRONMENTAL INDEMNITY BY KM...............................................16
  LIMITATIONS.................................................................17
  INDEMNIFICATION PROCEDURE...................................................18

ARTICLE 5  ARBITRATION PROCEDURES.............................................18


ARTICLE 6  MISCELLANEOUS......................................................18

  NOTICES.....................................................................18
  GOVERNING LAW...............................................................19
  SEVERABILITY................................................................19
  HEADINGS; REFERENCES........................................................20
  ENTIRE AGREEMENT; RELATED AGREEMENTS; AMENDMENTS............................20
  BINDING EFFECT..............................................................20
  COUNTERPARTS................................................................20
  NO RIGHTS IN THIRD PARTIES; NO THIRD PARTY BENEFICIARIES....................20
  SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES.......................21
  AUDIT RIGHTS................................................................21
  ACCESS TO RECORDS...........................................................21





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                    ASSUMPTION AND INDEMNIFICATION AGREEMENT


     THIS ASSUMPTION AND INDEMNIFICATION AGREEMENT (this "Agreement") effective as of January 1, 1998, (the "Effective Date"), by and among the following (collectively, the "Parties" and individually a "Party"):

     Shell CO2 General LLC, a Delaware limited liability company (referred to herein as "General Partner"), Shell CO2 LLC, a Delaware limited liability company, Shell Western E&P Inc., a Delaware corporation, Shell Western Pipelines Inc., a Delaware corporation, Shell Cortez Pipeline Company, a Delaware corporation, and Shell Land & Energy Company, a Delaware corporation, (all of which are collectively referred to herein as the "Shell Parties");

     Kinder Morgan CO2, LLC, a Delaware limited liability company, and Kinder Morgan Operating L.P. "A", a Delaware limited partnership (collectively referred to herein as the "KM Parties"); and

     Shell CO2 Company, Ltd., a Texas limited partnership (referred to herein as the "Limited Partnership").

     In consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

                                    ARTICLE 1
                               CERTAIN DEFINITIONS

1.1 Certain Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

   1.1.1 Affiliate(s)   shall  have  the  meaning  set   forth  in  the  Limited
         Partnership Agreement.

   1.1.2 Arise(s) an Environmental Claim or Environmental Cleanup Liability shall be deemed to "Arise" upon (i) each discrete, operationally-related Release of Chemical Substances, as occurring or measured on a daily basis, or (ii) each discrete, operationally-related occurrence of pollution, contamination or migration of Chemical Substances, as occurring or measured on a daily basis.

   1.1.3 Chemical  Substances shall  mean  any chemical  substances,  including, but not limited to, any sort of pollutants, contaminants, chemicals, raw materials, intermediates, products, industrial, solid, toxic materials or Hazardous Materials, wastes, petroleum products (including crude oil or any component thereof), salt water, brine, asbestos, or Naturally Occurring Radioactive Materials ("NORM").

   1.1.4 Claims  shall  mean any  and  all  claims,  demands,  loss,  liability, liens, judgments, settlements, suits, causes of action, fines, penalties and/or compliance costs (and any costs, expenses and fees associated with the investigation, defense and/or resolution



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         of all of  the  foregoing,  including  without  limitation,  reasonable attorney's fees and legal costs) other than Environmental Claims and Environmental Cleanup Liability. Claims may be based on any theory of tort (including but not limited to negligent acts or omissions), contract, strict liability, statutory liability (including, without limitation, fines, penalties, obligations or requirements) or any other basis for liability and shall include, without limitation, any Claims arising, occurring or resulting from, related to or based on the
         injury,   disease,  or  death  of  any  persons   (including,   without
         limitation, the indemnifying Party's directors, officers, employees, agents and representatives) or damage to, loss or destruction of any
         property,  real  or  personal  (including,   without  limitation,   the
         indemnifying Party's property).

   1.1.5 Claim Notice shall mean a notice delivered to a Party hereto, in writing, that the Party serving the notice has received a Claim from a party or been served with process by or on behalf of a party asserting Claims, Environmental Claims or Environmental Cleanup Liability indemnified hereunder.

   1.1.6 Closing and Closing Date have the meanings as set forth in the Master Agreement.

   1.1.7 CO2 shall mean carbon dioxide gas.

   1.1.8 Dispute means any dispute, controversy or claim (including, without limitation, those based on tort, contract or statute or any other legal or equitable theory) arising out of or relating to this Agreement or the breach, validity or meaning thereof.

   1.1.9 Environmental Claim shall mean any and all claims, demands, losses, liabilities, judgments, settlements, suits, causes of action or proceedings for the personal injury, disease or death of any person
         (including, without limitation, an indemnifying Party's directors, officers, employees, agents and representatives), damage to, loss or destruction of any property, real or personal (including, without limitation, an indemnifying Party's property), damage to the environment, or damage to natural resources made, asserted or prosecuted by or on behalf of any Third Party (whether based on any theory of tort (including, but not limited to negligent acts or omissions), contract, statutory liability, or strict liability without fault or otherwise) which Arise or are alleged to Arise under any Environmental Law. Environmental Claim includes any damages, settlement amounts, fines and penalties assessed or costs of complying with any orders or decrees of courts, administrative tribunals or other governmental entities (other than those compliance costs related to Environmental Cleanup Liability) associated with resolving such claims, demands, actions, suits or proceedings and any costs, expenses and fees, including, without limitation, reasonable attorneys' fees and legal costs, incurred in the investigation, defense and resolution of such claims, demands, actions, suits and proceedings.




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 1.1.10  Environmental  Cleanup  Liability  shall  mean  any  and  all  costs or expenses of any nature whatsoever incurred in order to comply with the provisions of any Environmental Law or the provisions of any order or decree of any court or administrative or regulatory tribunal or agency enforcing any Environmental Law, to contain, remove, remedy, respond to, clean up, or abate any Release of Chemical Substances or other contamination or pollution of the air, surface water, groundwater, land surface or subsurface strata related to the operation, use, possession, maintenance, ownership or abandonment of the Shell Assigned Assets, the KM Assigned Assets or the Partnership Assets, as applicable, whether such Release, contamination or pollution is located on, within, under or above real property included in such assets ("on site") or is located off site, including, but not limited to, any Release of Chemical Substances or other contamination or pollution arising out of or resulting from the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, or on site or off site use, treatment, handling, storage, disposal, or transportation of any Chemical Substances. Environmental Cleanup Liability includes, without limitation, any judgments, damages, settlements, costs or expenses (including, without limitation, attorneys', consultants' and
         experts'  fees  and   expenses)   incurred  with  respect  to  (i)  any
         investigation, study, assessment, legal representation, cost recovery by a governmental agency or Third Party, or monitoring or testing in connection therewith, (ii) either the Shell Assigned Assets, the KM Assigned Assets or the Partnership Assets, as applicable, as a result of actions or measures necessary to implement or effectuate any such containment, removal, investigation, remediation, response, cleanup or abatement, and (iii) the resolution of such liabilities.

 1.1.11 Environmental Laws means all statutes, rules, regulations, controlling judicial decisions or legal requirements relating to or regulating the pollution, protection or cleanup of the environment or damage to or remediation of damage to real property and natural resources (including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata) including, without limitation, legal requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended (CERCLA); the Resources Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., as amended (RCRA); the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, as amended (SARA); the Clean Air Act, 42 U.S.C. ss. 7401, et seq., as amended; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et seq., as amended; the National Environmental Policy Act, 42 U.S.C. ss. 4321, et seq., as amended (NEPA); and the Safe Drinking Water Act, 42 U.S.C. ss. 300 j-l, et seq., as amended; and/or any other federal, state or local laws, statutes, ordinances, rules, regulations or orders (including decisions of any court or administrative body) relating to the pollution, protection or cleanup of the environment as specified above. "Environmental Laws" shall also mean the Toxic Substance Control Act, 25 U.S.C. ss. 1502, et seq., as amended (TSCA) and/or any other federal, state (including, without limitation, laws with respect to trespass, nuisance and other torts or similar legal theories which may be applied to establish



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         liability or  responsibility  for  Environmental  Cleanup  Liability or
         Environmental  Claims)  or local  laws,  statutes,  ordinances,  rules,
         regulations   or   orders   (including   decisions   of  any  court  or
         administrative  body) relating to the following (solely as they pertain
         to  the  pollution,   protection  or  cleanup  of  the  environment  or
         environmental damage to or remediation of environmental damage to real property and natural resources including, but not limited to, ambient air, surface water, groundwater, and land surface or subsurface strata): (i) release, containment, management, use, storage, disposal, removal, remediation, response, cleanup or abatement of any sort of
         Chemical   Substances,   including,   without   limitation,   asbestos,
         asbestos-containing  materials and/or polychlorinated  biphenyls;  (ii)
         the  manufacture,   generation,   formulation,   processing,  labeling,
         distribution, introduction into commerce, use, treatment, handling, storage, disposal or transportation of any Chemical Substances; (iii) exposure of persons, including employees of the parties hereto, to any Chemical Substances and other occupational safety or health matters; or
         (iv) the physical structure or condition of a building, facility, fixture or other structure.

 1.1.12 Hazardous Materials shall mean any substance now or hereafter defined as a "Hazardous Substance" or a "Hazardous Waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. ss. 9601, as amended, or the Resource Conservation and Recovery Act, 42 U.S.C.A. ss. 6901.

  1.1.13 KM Assigned Assets has the meaning set forth in the KM General Conveyance.

  1.1.14 KM Employee Benefits Plans shall mean each Plan which is sponsored, maintained or contributed to by the KM Parties for the benefit of current or former employees of the divisions currently or formerly owning or operating the KM Assigned Assets, or which has been so sponsored, maintained or contributed to prior to the Effective Date.

  1.1.15 KM Escrow Funds shall mean all those funds representing the aggregate amount of all current suspense accounts of the KM Parties and their Affiliates (because of a lack of identity or address of owners, title questions, change of ownership or similar reasons) listed in
         Schedule 1.1.15 for accrued and unpaid Royalties and Burdens on or allocated to the KM Assigned Assets.

  1.1.16 KM Executive Officers shall mean William V. Morgan, Richard D. Kinder and Eashy Yang.

  1.1.17 KM General Conveyance shall mean that certain General Conveyance, Assignment and Bill of Sale Agreement having the effective date of January 1, 1998, from Kinder Morgan Operating L.P. "A" to the Limited Partnership.

  1.1.18 KM  Indemnified  Parties  means   Kinder  Morgan   CO2,  LLC,   in  its
         individual capacity (including its guarantor), and its Affiliates, successors and assigns, and the


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         respective   officers, directors, employees, agents and representatives of each.

  1.1.19 KM Retained Matters has the meaning set forth in Section 3.2.

  1.1.20 Limited Partners means Shell CO2 LLC and Kinder Morgan CO2, LLC, and any other persons that may be admitted as additional limited partners to the Limited Partnership from time to time.

  1.1.21 LP  Agreement  means  the  First  Amended  and  Restated  Agreement  of
         Limited Partnership of Shell CO2 Company, Ltd., a Texas limited partnership, dated March 5, 1998.

  1.1.22 LP Indemnified Parties means the Limited Partnership, the General Partner, in its capacity as the general partner of the Limited
         Partnership, the Limited Partners, in their individual capacities as the limited partners of the Limited Partnership (including the guarantors of each), the successors and assigns of each, and the respective officers, directors, employees, agents and representatives of each.

  1.1.23 Master Agreement means that certain Master Agreement having an effective date of January 1, 1998, between Kinder Morgan Operating L.P. "A", Kinder Morgan CO2, LLC, Shell Western E&P Inc., Shell Western Pipelines Inc., Shell Cortez Pipeline Company, Shell Land & Energy Company, Shell CO2 General LLC and Shell CO2 LLC.

  1.1.24 Partnership  Assets   means  the   KM  Assigned  Assets  and  the Shell
         Assigned Assets.

  1.1.25 Person  means  any  natural   person,   firm,   partnership,   limited
         liability company, association, corporation, company, trust, entity, public body, agency, government or governmental entity.

  1.1.26 Plan  means  any  "employee  benefit plan",  as such term is defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not such plan is subject to the provisions of ERISA), any personnel policy, pension plan, stock option plan, bonus plan or arrangement, profit sharing plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and any other employee benefit plan, agreement, arrangement, program, practice or understanding.

  1.1.27 Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, escaping, leaching, dumping or disposing of any Chemical Substances into the environment (including, but not limited to, the ambient air, surface water, groundwater and land surface or subsurface strata) of any kind whatsoever (including, but not limited to, the abandonment or discarding of barrels, containers,


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         tanks   or   other   receptacles containing  or   previously containing
         any Chemical Substances).

  1.1.28 Royalties  and  Burdens  means  any  and    all  royalties,  overriding
         royalties, production payments, net profits interests, and other payments out of or with respect to production from or with respect to the KM Assigned Assets and the Shell Assigned Assets, respectively.

  1.1.29 Shell Assigned Assets has the meaning set forth in the Shell General Conveyance and shall also include those partnership interests included within the definition of "Assigned Assets" in the Shell Partnership Conveyance.

  1.1.30 Shell Employee Benefits Plans shall mean each Plan which is sponsored, maintained or contributed to by the Shell Parties for the benefit of current or former employees of the divisions currently or formerly owning or operating the Shell Assigned Assets, or which has been so sponsored, maintained or contributed to prior to the Effective Date.

  1.1.31 Shell Escrow Funds shall mean all those funds representing the aggregate amount of all current suspense accounts of the Shell Parties and their Affiliates (because of a lack of identity or address of owners, title questions, change of ownership or similar reasons) listed in Schedule 1.1.31 for accrued and unpaid Royalties and Burdens on or allocated to the Shell Assigned Assets.

  1.1.32 Shell  Executive  Officers  shall  mean R. T. Bradley, J. R. Martin and
         C. E. Fox.

  1.1.33 Shell General Conveyance shall mean that certain General Conveyance, Assignment and Bill of Sale Agreement having the effective date of January 1, 1998, from Shell Western E&P Inc., Shell Western Pipelines Inc. and Shell Land & Energy Company to the Limited Partnership.

  1.1.34 Shell Indemnified Parties means Shell CO2 General LLC, Shell CO2 LLC, in their individual capacities (including the guarantors of each), and the Affiliates, successors and assigns of each, and the respective officers, directors, employees, agents and representatives of each.

  1.1.35 Shell Partnership Conveyance shall mean that certain Assignment and Conveyance of Partnership Interest having the effective date of January 1, 1998, from Shell Cortez Pipeline Company to the
         Limited Partnership.

  1.1.36 Shell  Retained  Matter  has the meaning set forth in Section 3.1.

  1.1.37 Third Party shall mean any person other than a signatory to this Agreement, such signatory's Affiliates and other than the Limited Partnership.

  1.1.38 Transaction  Documents  has    the  meaning  set  forth in  the  Master
         Agreement.


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Other terms defined in the recitals hereof and elsewhere in this Agreement shall have the respective meanings so ascribed to them.

                                    ARTICLE 2
                               PARTNERSHIP ASSETS

2.1 Partnership Assets. Pursuant to the terms of the Master Agreement, the Parties have agreed to assign or convey, or transfer or make available the beneficial use of, the Partnership Assets to the Limited Partnership. Pursuant to the KM General Conveyance, Shell General Conveyance and the Master Agreement, the Limited Partnership has assumed, or agreed to assume, the use, ownership, possession, maintenance, operation or abandonment of the Partnership Assets.

2.2 Partnership Assumed Matters. Subject to the terms hereof and except as provided to the contrary herein, the Limited Partnership hereby assumes and shall be responsible for all of the following obligations and liabilities arising out of the use, ownership, possession, maintenance, operation or abandonment of the Partnership Assets from and after the Effective Date:

   2.2.1 Subject to Articles 3 and 4 hereof, the Limited Partnership assumes, and agrees to perform, at the Limited Partnership's sole cost and expense, all of the following obligations and liabilities, to the extent the following obligations and liabilities relate to the period from and after the Effective Date, (i) in the case of obligations based on other agreements or documents, to the extent the same are valid, subsisting and enforceable, and (ii) in the case of obligations based on laws, rules, orders or regulations, to the extent the same are valid and enforceable:

         (a) all obligations (including, without limitation, those based on express or implied covenants of the KM Parties or the Shell Parties) relating to either the KM Assigned Assets and/or the Shell Assigned Assets (whether such obligations and covenants are to a lessor, a governmental body or any other person or entity), including, but not limited to, (1) any obligations arising from and after the Effective Date with respect to the plugging and abandonment of all existing wells used primarily in connection with CO2 activities (whether or not such wells are active, inactive, idle, or have been previously abandoned as of the Effective Date), (2) any obligations to file or submit compliance reports, notices and documents required by governmental bodies and having due dates following the Effective Date; provided, however, the Parties shall cooperate with the Limited Partnership in the completion of such reports, notices and documents to the extent the same cover such periods prior to the Effective Date, (3) any obligations arising from and after the Effective Date with respect to the removal of related oil and gas (the term "gas" or "Gas" as used in this Agreement includes CO2) equipment used primarily in connection with CO2 activities, including, without limitation, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above or below ground), and similar items of oil and gas field equipment and facilities, whether

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         the existence of same is known or unknown to the KM Parties,  the Shell
         Parties and/or the Limited Partnership at Closing, and (4) any obligations arising from and after the Effective Date with respect to the complete and lawful restoration and reclamation of the lands used in connection with wells and related, platforms, pipelines, sumps, concrete foundations, vessels, tanks (above or below ground), and other similar items of oil and gas field equipment and facilities used primarily in connection with CO2 activities. The Limited Partnership's performance of the obligations described in (1) through (4) above shall be in compliance with all federal, state and local laws, rules and regulations, with respect to such plugging and abandonment, filing, removal and restoration and reclamation of associated lands;

         (b) all obligations under licenses, permits, franchises, leases, easements, and rights-of-way associated with or included in the KM Assigned Assets and/or the Shell Assigned Assets;

         (c) any obligations with respect to the reabandonment of previously abandoned wells on lands included in the KM Assigned Assets and the Shell Assigned Assets;

         (d) the respective obligations and liabilities of the KM Parties and the Shell Parties with respect to KM Escrow Funds and Shell Escrow Funds, including, without limitation, any obligation to search for an owner's identity and/or address and any obligation to escheat funds to an appropriate governmental entity, agency or administrative body (the KM Escrow Funds and the Shell Escrow Funds shall be applied against and reduce pro tanto the respective liabilities of the KM Parties and the Shell Parties to the Limited Partnership for the unpaid royalties they represent); provided, however, the Limited Partnership shall not assume the respective obligations and liabilities of the KM Parties and/or the Shell Parties with respect to either the KM Escrow Funds and/or the Shell Escrow Funds until the KM Parties and/or the Shell Parties, as applicable, shall have delivered to the Limited Partnership cash in an amount equal to the KM Escrow Funds or the Shell Escrow Funds, as applicable;]

         (e) the respective obligations of the KM Parties and/or the Shell Parties accruing under any and all existing operating agreements, unit agreements, unit orders, purchase and sale agreements, transportation agreements, gas balancing agreements, and gas processing agreements, as well as any and all other agreements, including, without limitation, overage/shortage agreements and exchange agreements to which the KM Assigned Assets or the Shell Assigned Assets are subject; and

         (f) the  respective  obligations  of the KM  Parties  and/or  the Shell
         Parties to settle with other interest owners or customers (i.e., transporters or shippers) for any overages or shortages with respect to any gas balancing, transportation or other agreements, including but not limited to those set forth in 2.2.1(e), above, to which the KM Assigned Assets or the Shell Assigned Assets are subject, but only if the same first become properly due and payable to said interest owners or customers, or available as a credit or refund to either the Shell Parties or the KM Parties, after the Effective Date (if such overages or shortages with respect to a particular KM Assigned Asset or Shell Assigned Asset is a net liability, the Limited Partnership shall indemnify the KM Parties or the Shell Parties, respectively, for that net liability);

   2.2.2 THE LIMITED PARTNERSHIP SHALL DEFEND, INDEMNIFY AND HOLD THE KM INDEMNIFIED PARTIES AND SHELL INDEMNIFIED PARTIES HARMLESS WITH RESPECT TO THE PERFORMANCE OR FAILURE TO PERFORM OF THE LIMITED PARTNERSHIP'S OBLIGATIONS UNDER SECTION 2.2 REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (INCLUDING STATUTORY) LIABILITY OF THE KM INDEMNIFIED PARTIES OR THE SHELL INDEMNIFIED PARTIES.


                                    ARTICLE 3
                                RETAINED MATTERS

3.1 Shell Retained Matters. As used herein, "Shell Retained Matters" means any and all of the following:

   3.1.1 all Claims, Environmental Claims and Environmental Cleanup Liabilities ("Shell Claims") relating to the use, ownership, possession, maintenance, operation or abandonment of the Shell Assigned Assets prior to the Effective Date (i) that are identified in Schedule
         3.1 hereto, or (ii) anticipated to exceed $100,000 of which the Shell Executive Officers had knowledge and failed to disclose to the KM Parties prior to the Closing Date. The amount of any Shell Claim relating to a Shell Retained Matter described in this Subsection 3.1.1 is limited to liabilities accrued or attributable to time periods prior to the Effective Date and does not extend to liabilities or damages accruing or attributable to time periods subsequent to the Effective Date, even though such liabilities or damages may arise out of the same Shell Claim which is the subject of a Shell Retained Matter. To the extent a Shell Retained Matter described in this Subsection 3.1.1 relates to or involves a claim against the Cortez Pipeline Company, a Texas general partnership ("Cortez"), or any one or more of its general partners, the amount of any Shell Claim relating to such matter shall be an amount equal to 50% of the claims, demands, losses, liabilities, liens, judgments, settlements, suits, fines, penalties and/or compliance costs (and any costs, expenses and/or fees associated with the investigation, defense and/or resolution of all of the foregoing, including, without limitation, reasonable attorney's fees and legal costs) paid by Cortez; provided, however, to the extent such claims are not satisfied in full from the partnership assets of Cortez, the amount of any Shell Claim shall further include any and all additional amounts directly or indirectly incurred by the Limited Partnership as a general partner of Cortez. As used in this Subsection 3.1.1, and with respect to any Shell Claim, "knowledge" means the personal actual knowledge of any Shell Executive Officer;

   3.1.2 all liabilities under, or claims for benefits by current or former employees and/or participants of the Shell Parties or their predecessors (including the eligible dependents or other beneficiaries of such employees and/or participants) under, Shell Employee Benefits Plans, whether or not such events are reported or unreported as of the Effective Date;

   3.1.3 all liabilities with respect to claims for, or in connection with, post-retirement coverage, including, but not limited to, post-retirement medical, dental or life insurance coverages by any current or former employees and/or participants of any of the Shell Parties or its predecessors (including the eligible dependents or other beneficiaries of such employees and/or participants) under the Shell Employee Benefits Plans; and

   3.1.4 all liabilities with respect to Taxes (as defined in the Master Agreement and hereinafter referred to as the "Taxes") of any one or more of the Shell Parties accruing or relating to periods prior to the Effective Date and relating to the use, ownership, possession, maintenance, operation or abandonment of the Shell Assigned Assets prior to the Effective Date; and

   3.1.5 payables with respect to expenses incurred in connection with the operation of the Shell Assigned Assets and that accrued prior to the Effective Date, (but excluding matters referred to in Section 2.2.1
         (f)).

The Limited Partnership does not assume the Shell Retained Matters. All Shell Retained Matters shall remain the responsibility of the Shell Parties. THE SHELL PARTIES SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE LP INDEMNIFIED PARTIES AND THE KM INDEMNIFIED PARTIES FROM AND AGAINST ALL SHELL RETAINED MATTERS REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (INCLUDING STATUTORY) LIABILITY OF THE LP INDEMNIFIED PARTIES OR THE KM INDEMNIFIED PARTIES.

3.2 KM Retained Matters. As used herein, "KM Retained Matters" means any and all of the following:

   3.2.1 all Claims, Environmental Claims and Environmental Cleanup Liabilities ("KM Claims") relating to the use, ownership, possession, maintenance, operation or abandonment of the KM Assigned Assets prior to the Effective Date (i) that are identified in Schedule 3.2 hereto, or (ii) anticipated to exceed $100,000 of which the KM Executive Officers had knowledge and failed to disclose to the Shell

         Parties prior to the Closing Date. The amount of any KM Claim relating to a KM Retained Matter described in this Subsection 3.2.1 is limited to liabilities accrued or attributable to time periods prior to the Effective Date and does not extend to liabilities or damages accruing or attributable to time periods subsequent to the Effective Date, even though such liabilities or damages may arise out of the same KM Claim which is the subject of a KM Retained Matter. As used in this Subsection 3.2.1, and with respect to any KM Claim, "knowledge" means the personal actual knowledge of any KM Executive Officer;

   3.2.2 all liabilities under, or claims for benefits by current or former employees and/or participants of the KM Parties or their predecessors (including the eligible dependents or other beneficiaries of such employees and/or participants) under, KM Employee Benefits Plans, whether or not such events are reported or unreported as of the Effective Date;

   3.2.3 all liabilities with respect to claims for, or in connection with, post-retirement coverage, including, but not limited to, post-retirement medical, dental or life insurance coverages by any current or former employees and/or participants of any of the KM Parties or its predecessors (including the eligible dependents or other beneficiaries of such employees and/or participants) under the KM Employee Benefits Plans; and

   3.2.4 all liabilities with respect to Taxes of any one or more of the KM Parties accruing or relating to periods prior to the Effective Date and relating to the use, ownership, possession, maintenance, operation or abandonment of the KM Assigned Assets prior to the Effective Date.

   3.2.5 payables with respect to expenses incurred in connection with the operation of the KM Assigned Assets and that accrued prior to the Effective Date, (but excluding matters referred to in Section 2.2.1
         (f))

The Limited Partnership does not assume the KM Retained Matters. All KM Retained Matters shall remain the responsibility of the KM Parties. THE KM PARTIES SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE LP INDEMNIFIED PARTIES AND THE SHELL INDEMNIFIED PARTIES FROM AND AGAINST ALL KM RETAINED MATTERS REGARDLESS OF THE NEGLIGENCE, FAULT OR STRICT (INCLUDING STATUTORY) LIABILITY OF THE LP INDEMNIFIED PARTIES OR THE SHELL INDEMNIFIED PARTIES.

3.4 Payment. Upon receipt of a Claim Notice for indemnification of a KM Retained Matter and/or a Shell Retained Matter and adequate supporting information and evidence, the indemnifying Party shall promptly pay, within sixty (60) days of receipt of the Claim Notice, or such other mutually agreeable period, the Party or Parties claiming indemnification under this Article 3 all amounts for which the indemnifying Party is liable hereunder. In the event a portion of a claim for indemnification is disputed, the indemnifying Party shall nevertheless pay the undisputed portion within (60) days, or such other mutually agreeable period, of its receipt of the Claim Notice.


                                    ARTICLE 4
                                 INDEMNIFICATION

     It  is  recognized  that  there  may  be  an  overlapping  of  the  rights, obligations and liabilities set forth in this Article 4 with certain other provisions of this Agreement, the Master Agreement, or any of the other Transaction Documents (as defined in the Master Agreement) executed contemporaneously herewith; however, it is the intent of the Parties that, to the extent the terms of any of the foregoing documents conflict with the terms and provisions of this Agreement, the relevant terms and provisions of this Agreement shall control, and any overlapping provisions found elsewhere shall not be applied in a manner that would restrict the application of this Agreement or result in duplicate or multiple recoveries.

4.1 General Indemnity by the Limited Partnership as to Shell. To the fullest extent permitted by law, but no further, the Limited Partnership shall defend, indemnify and hold harmless the Shell Indemnified Parties, from any and all Third Party Claims for which a claim for indemnification is made pursuant to
Section 4.10 hereof and which directly or indirectly arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the Shell Assigned Assets (i) after the Effective Date, and/or (ii) before the Effective Date, but only with respect to any Claims initially made against or sought to be imposed upon the Shell Indemnified Parties two and one-half (2 1/2) years or more after the Effective Date, even though caused, or contributed to, by the negligence, acts or omissions of the Shell Indemnified Parties, except for:

   4.1.1 Environmental Claims or Environmental Cleanup Liability as provided for in Section 4.2 below;

   4.1.2 any such Claims caused by the willful misconduct or gross negligence of the Shell Indemnified Parties; and

   4.1.3 those  Shell  Retained  Matters  indemnified  by  the   Shell   Parties
         pursuant to Section 3.1.

4.2 Environmental Indemnity by the Limited Partnership as to Shell. To the fullest extent permitted by law, but no further, the Limited Partnership shall defend, indemnify and hold harmless the Shell Indemnified Parties from and against any and all Environmental Claims or Environmental Cleanup Liabilities for which a claim for indemnification is made pursuant to Section 4.10 hereof and which directly or indirectly Arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the Shell Assigned Assets (i) after the Effective Date, and/or (ii) before the Effective Date, but only with respect to any Environmental Claims or Environmental Cleanup Liabilities initially made against or sought to be imposed upon the Shell Indemnified Parties two and one-half (2 1/2) years or more after the Effective Date, even though caused, or contributed to, by the negligence, acts or omissions of the Shell Indemnified Parties, except for:

   4.2.1 any such Environmental Claims or Environmental Cleanup Liabilities caused by the willful misconduct or gross negligence of the Shell Indemnified Parties; and

   4.2.2 those   Shell   Retained  Matters  indemnified  by  the  Shell  Parties
         pursuant to Section 3.1.

EXCEPT AS PROVIDED IN SECTIONS 4.1.2 AND 4.2.1, THE OBLIGATIONS SET FORTH UNDER SECTIONS 4.1 AND 4.2 SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT LIABILITY OF THE SHELL INDEMNIFIED PARTIES UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. The Limited Partnership further covenants and agrees to defend any suit(s) or administrative proceeding(s) brought against the Shell Indemnified Parties on account of any such Claims, Environmental Claims or Environmental Cleanup Liabilities indemnified hereunder and to pay or discharge the full amount or obligation of such Claims, Environmental Claims or Environmental Cleanup Liabilities incurred by, accruing to or imposed on the Shell Indemnified Parties resulting from any such suit(s) or proceeding(s) or any amounts resulting from the settlement or resolution of such suit(s) or proceeding(s).

4.3 General Indemnity by the Limited Partnership as to KM. To the fullest extent permitted by law, but no further, the Limited Partnership shall defend, indemnify and hold harmless the KM Indemnified Parties, from any and all Third Party Claims for which a claim for indemnification is made pursuant to Section
4.10 hereof and which directly or indirectly arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the KM Assigned Assets (i) after the Effective Date, and/or (ii) before the Effective Date, but only with respect to any Claims initially made against or sought to be imposed upon the KM Indemnified Parties two and one-half (2 1/2) years or more after the Effective Date, even though caused, or contributed to, by the negligence, acts or omissions of the KM Indemnified Parties, except for:

   4.3.1 Environmental Claims or Environmental Cleanup Liabilities as provided for in Section 4.4 below;

   4.3.2 any such Claims caused by the willful misconduct or gross negligence of the KM Indemnified Parties; and

   4.3.3 those  KM  Retained  Matters  indemnified by the KM Parties pursuant to
         Section 3.2.

4.4 Environmental Indemnity by the Limited Partnership as to KM. To the fullest extent permitted by law, but no further, the Limited Partnership shall defend, indemnify and hold harmless the KM Indemnified Parties from and against any and all Environmental Claims or Environmental Cleanup Liabilities for which a claim for indemnification is made pursuant to Section 4.10 hereof and which directly or indirectly Arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the KM Assigned Assets (i) after the Effective Date, and/or (ii) before the Effective Date, but only with respect to any Environmental Claims or Environmental Cleanup Liabilities initially made against or sought to be imposed upon the KM Indemnified Parties two and one-half (2 1/2) years or more after the Effective Date, even though caused, or contributed to, by the negligence, acts or omissions of the KM Indemnified Parties, except for:

   4.4.1 any such Environmental Claims or Environmental Cleanup Liabilities caused by the willful misconduct or gross negligence of the KM Indemnified Parties; and

   4.4.2 those  KM  Retained  Matters  indemnified by the KM Parties pursuant to
         Section 3.2.

EXCEPT AS SET FORTH IN SECTIONS 4.3.2 AND 4.4.1, THE OBLIGATIONS SET FORTH UNDER SECTIONS 4.3 AND 4.4 SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT LIABILITY OF THE KM INDEMNIFIED PARTIES UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. The Limited Partnership further covenants and agrees to defend any suit(s) or administrative proceeding(s) brought against the KM Indemnified Parties on account of any such Claims, Environmental Claims or Environmental Cleanup Liabilities indemnified hereunder and to pay or discharge the full amount or obligation of such Claims, Environmental Claims or Environmental Cleanup Liabilities incurred by, accruing to or imposed on the KM Indemnified Parties resulting from any such suit(s) or proceeding(s) or any amounts resulting from the settlement or resolution of such suit(s) or proceeding(s).

4.5 General Indemnity by Shell. To the fullest extent permitted by law, but no further, and subject to the limitations set forth in Section 4.9 below, the Shell Parties shall defend, indemnify and hold harmless the LP Indemnified Parties from and against any and all Third Party Claims for which a claim for indemnification is made pursuant to Section 4.10 hereof and (i) which directly or indirectly arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the Shell Assigned Assets by the Shell Parties prior to the Effective Date, but only with respect to any Claims initially made or sought to be imposed upon the Shell Parties or the LP Indemnified Parties within two and one-half (2 1/2) years after the Effective Date; (ii) which are based on law (including statutory, regulatory and case law) existing at the Effective Date and (iii) which are anticipated by the General Partner to exceed $250,000 with regard to any single Third Party Claim, except for:

   4.5.1 Environmental    Claims   or    Environmental  Cleanup  Liabilities  as
         provided  for in Section 4.6; and

   4.5.2 any such Third Party Claims to the extent caused by the willful misconduct or gross negligence of the LP Indemnified Parties.

4.6 Environmental Indemnity by Shell. To the fullest extent permitted by law, but no further, and subject to the limitations set forth in Section 4.9 below, the Shell Parties shall defend, indemnify and hold harmless the LP Indemnified Parties from and against any and all Environmental Claims and Environmental Cleanup Liabilities for which a claim for indemnification is made pursuant to Section 4.10 hereof and (i) which directly or indirectly Arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the Shell Assigned Assets by the Shell Parties prior to the Effective Date, but only with respect to any Environmental Claims and Environmental Cleanup Liabilities initially made or sought to be imposed upon the Shell Parties or the LP Indemnified Parties within two and one-half (2 1/2) years after the Effective Date; (ii) which are based on Environmental Law (including statutory, regulatory and case law) existing at the Effective Date; and (iii) which are anticipated by the General Partner to exceed $250,000 with regard to any single Environmental Claim or Environmental Cleanup Liability, except for:

   4.6.1 any such Environmental Claims or Environmental Cleanup Liabilities caused by the willful misconduct or gross negligence of the LP Indemnified Parties.

EXCEPT AS SET FORTH UNDER SECTIONS 4.5.2 AND 4.6.1, THE OBLIGATIONS SET FORTH UNDER SECTIONS 4.5 AND 4.6 SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT LIABILITY OF THE LP INDEMNIFIED PARTIES UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN
EXISTENCE AS OF THE EFFECTIVE DATE. To the extent any Third Party Claim, Environmental Claim or Environmental Cleanup Liability (each referred to herein as a "Shell Indemnified Claim") described in Sections 4.5 and 4.6 relates to or involves a claim against the Cortez Pipeline Company, a Texas general partnership ("Cortez"), or any one or more of its general partners, the amount of any Shell Indemnified Claim relating to such matter shall be an amount equal to 50% of the claims, demands, losses, liabilities, liens, judgments, settlements, suits, fines, penalties and/or compliance costs (and any costs, expenses and/or fees associated with the investigation, defense and/or resolution of all of the foregoing, including, without limitation, reasonable attorney's fees and legal costs) paid by Cortez; provided, however, to the extent such claims are not satisfied in full from the partnership assets of Cortez, the amount of any Shell Indemnified Claim shall further include any and all additional amounts directly or indirectly incurred by the Limited Partnership as a general partner of Cortez. The Shell Parties further covenant and agree to defend any suit(s) or administrative proceeding(s) brought against the LP Indemnified Parties on account of any such Third Party Claims, Environmental Claims or Environmental Cleanup Liabilities indemnified hereunder and to pay or discharge the full amount or obligation of any such Third Party Claims, Environmental Claims or Environmental Cleanup Liabilities incurred by, accruing to or imposed upon the LP Indemnified Parties resulting from any such suit(s) or proceeding(s) or any amounts resulting from the settlement or resolution of such suit(s) or proceeding(s).

4.7 General Indemnity by KM. To the fullest extent permitted by law, but no further, and subject to the limitations set forth in Section 4.9 below, the KM Parties shall defend, indemnify and hold harmless the LP Indemnified Parties, from and against any and all Third Party Claims for which a claim for indemnification is made pursuant to Section 4.10 hereof and (i) which directly or indirectly arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the KM Assigned Assets by the KM Parties prior to the Effective Date, but only with respect to any Claims initially made or sought to be imposed upon the KM Parties or the LP Indemnified Parties within two and one-half (2 1/2) years after the Effective Date; (ii) which are based on law (including statutory, regulatory and case law) existing at the Effective Date and (iii) which are anticipated by the General Partner to exceed $250,000 with regard to any single Third Party Claim, except for:

   4.7.1 Environmental    Claims   or    Environmental   Cleanup  Liabilities as
         provided  for in Section 4.8; and

   4.7.2 any such Third Party Claims to the extent caused by the willful misconduct or gross negligence of the LP Indemnified Parties.

4.8 Environmental Indemnity by KM. To the fullest extent permitted by law, but no further, and subject to the limitations set forth in Section 4.9 below, the KM Parties shall defend, indemnify and hold harmless the LP Indemnified Parties from and against any and all Environmental Claims and Environmental Cleanup Liabilities for which a claim for indemnification is made pursuant to Section
4.10 hereof and (i) which directly or indirectly Arise or result from or are caused by the use, operation, maintenance, possession, ownership or abandonment of the KM Assigned Assets by the KM Parties prior to the Effective Date, but only with respect to any Environmental Claims and Environmental Cleanup Liabilities initially made or sought to be imposed upon the KM Parties or the LP Indemnified Parties within two and one-half (2 1/2) years after the Effective Date; (ii) which are based on Environmental Law (including statutory, regulatory and case law) in effect at the Effective Date hereunder; and (iii) which are anticipated by the General Partner to exceed $250,000 with regard to any single Environmental Claim or Environmental Cleanup Liability, except for:

   4.8.1 any such Environmental Claims or Environmental Cleanup Liabilities caused by the willful misconduct or gross negligence of the LP Indemnified Parties.

EXCEPT AS SET FORTH UNDER SECTIONS 4.7.2 AND 4.8.1, THE OBLIGATIONS SET FORTH UNDER SECTIONS 4.7 AND 4.8 SHALL APPLY REGARDLESS OF THE NEGLIGENCE, FAULT OR THE STRICT LIABILITY OF THE LP INDEMNIFIED PARTIES UNDER ANY LAW (INCLUDING STATUTORY, REGULATORY AND CASE LAW), REGARDLESS OF WHETHER SUCH LAW WAS IN EXISTENCE AS OF THE EFFECTIVE DATE. The KM Parties further covenant and agree to defend any suit(s) or administrative proceeding(s) brought against the LP Indemnified Parties on account of any such Third Party Claims, Environmental Claims or Environmental Cleanup Liabilities indemnified hereunder and to pay or discharge the full amount or obligation of any such Third Party Claims, Environmental Claims or Environmental Cleanup Liabilities incurred by, accruing to or imposed upon the LP Indemnified Parties resulting from any such suit(s) or proceeding(s) or any amounts resulting from the settlement or resolution of such suit(s) or proceeding(s).

4.9 Limitations. The indemnification obligations of the Shell Parties and the KM Parties contained in Sections 4.5 through 4.8 shall be subject to the following limitations and conditions:

   4.9.1 Such indemnification obligations shall not limit the disclaimers of warranties and acknowledgments of the Shell Parties and/or the KM Parties, respectively, with respect to the Partnership Assets as specified in either the KM General Conveyance or the Shell General Conveyance, and the indemnities contained herein shall have no application to matters of description, title (including, without limitation, the existence or non-existence of easements, licenses, rights-of-way, permits, franchises, liens, leases, unit agreements or other encumbrances or other agreements or the failure to procure governmental or necessary Third Party consents or approvals of assignment of the Partnership Assets), quality, value, fitness for purpose or merchantability of the Partnership Assets;

   4.9.2 Such indemnification obligations shall not limit the Limited Partnership's obligations (including indemnification obligations) under
         Section 2.2.1(a) hereof and the indemnities by the Shell Parties and/or the KM Parties contained herein shall have no application to any costs, losses or liabilities incurred by the Limited Partnership in connection with fulfilling any removal, abandonment and/or restoration obligations to the extent assumed by the Limited Partnership under Section 2.2.1(a);

   4.9.3 The Shell Parties' combined financial obligations under Sections 4.5 and 4.6 shall not exceed, in the aggregate, $30,000,000;

   4.9.4 The  KM  Parties' combined financial obligations under Sections 4.7 and
         4.8 shall not exceed, in the aggregate, $7,500,000;

   4.9.5 The Shell Parties shall not have any financial obligations under said Sections 4.5 and 4.6 unless and until the Limited Partnership has first paid $50,000 with respect to each individual Third Party Claim, Environmental Claim or Environmental Cleanup Liability for which the Limited Partnership seeks to deliver a Claim Notice; provided, however, this Subsection shall not otherwise act or be interpreted to limit the indemnification obligations contained within said Sections;

   4.9.6 The KM Parties shall not have any financial obligations under said Sections 4.7 and 4.8 unless and until the Limited Partnership has first paid $50,000 with respect to each individual Third Party Claim, Environmental Claim or Environmental Cleanup Liability for which the Limited Partnership seeks to deliver a Claim Notice; provided, however, this Subsection shall not otherwise act or be interpreted to limit the indemnification obligations contained within said Sections; and

4.10 Indemnification Procedure. Any Party seeking to be indemnified under this Agreement shall, within sixty (60) days following notice of any Claim, Environmental Claim or Environmental Cleanup Liability, give the Party from whom indemnity is sought a Claim Notice, specifying in reasonable detail the nature of the Claim, Environmental Claim or Environmental Cleanup Liability. The Party seeking to be indemnified shall provide to the Party from whom indemnity is sought, as promptly as practicable thereafter, and in any event within thirty
(30) days from the date
of written request therefor, all information and documentation reasonably requested by the indemnifying Party to verify whether the Claim, Environmental Claim or Environmental Cleanup Liability asserted is entitled to indemnity hereunder. Unless otherwise agreed by the Parties, the indemnifying Party shall assume the defense of the indemnified Claim, Environmental Claim or Environmental Cleanup Liability. Any indemnified Party shall have the right, at all times, if it so elects and without relieving the indemnifying Party of its obligations to defend hereunder, to participate in, but not control or direct, the preparation for and conducting of any proceeding, hearing or trial related to these indemnified matters, as well as the right to appear on its own behalf at any such proceeding, hearing or trial. Any such participation or appearance by an indemnified Party shall be at its sole cost and expense.

     An indemnified Party shall not execute a consent order nor accept any settlement regarding an indemnified matter without the indemnifying Party's prior written approval. The indemnified Party shall cooperate fully with the indemnifying Party in the defense of any matter hereunder by the indemnifying Party and shall take those actions reasonably within its power to take which are reasonably necessary to preserve any legal defenses to indemnified matters hereunder until the indemnifying Party has assumed the defense of the matter.


                                    ARTICLE 5
                             ARBITRATION PROCEDURES

     This Agreement shall be subject to the arbitration procedures provided for and specified in the Limited Partnership Agreement, which terms are incorporated by reference herein.


                                    ARTICLE 6
                                  MISCELLANEOUS

6.1 Notices. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed by registered mail, or certified mail, return receipt requested, postage prepaid, or delivered by facsimile or electronic transmission (receipt of such transmission to be acknowledged by the recipient by facsimile or electronic transmission), as follows:

If to Shell CO2 General LLC, Shell CO2 LLC, Shell Western E&P Inc., Shell Western Pipelines Inc., Shell Cortez Pipeline Co., Shell Land & Energy Company, the Shell Parties or the Shell Indemnified Parties, addressed to:

Shell Western E&P Inc.
200 N. Dairy Ashford
P. O. Box 576
Houston, TX  77001-0576
Attention:    R. T. Bradley
(Facsimile Transmission No. (281)544-3841)

If to Kinder Morgan CO2, LLC, Kinder Morgan Operating L.P. "A", the KM Parties or the KM Indemnified Parties, addressed to:

Kinder Morgan CO2, LLC
1301 McKinney Street
Suite 3450
Houston, Texas  77010
Attention:  William V. Morgan
(Facsimile Transmission No. (713) 844-9570)

If to General Partner, the Limited Partnership, or LP Indemnified Parties, addressed to:

Shell CO2 Company, Ltd.
200 N. Dairy Ashford
P. O. Box 576
Houston, TX  77001-0576
Attention:    R. T. Bradley
(Facsimile Transmission No. (281)544-3841)

or to such other place as any Party may designate as its address by written notice to the others. All notices will be deemed given on the date of receipt at the appropriate address, except in the case of facsimile or electronic transmissions received after the normal close of business, which shall be deemed given on the next business day.

6.2 Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflicts of law principles of said jurisdiction that might require the application of the laws of another jurisdiction.

6.3 Severability. If any term, condition or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions hereof shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not adversely affected. Upon any binding determination that any term, condition or other provision hereof is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated by the Transaction Documents may be completed to the extent possible.

6.4 Headings; References. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. References herein to an "Article" or a "Section" or an "Exhibit" or a "Schedule" shall be to an Article or a Section or an Exhibit or a Schedule of this Agreement unless a contrary intent is clearly stated; and references to terms or provisions "herein" or

"hereof" shall be to terms or provisions of this Agreement.

6.5 Entire Agreement; Related Agreements; Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter, including the terms of any of the Transaction Documents to the extent the same conflict with the terms of this Agreement. Specifically, as to conflicts between the "Shell Technology Agreement" and the "Shell License Agreement" (as such terms are defined in the Master Agreement and referred to hereinafter as the "Shell Technology Agreement" and the "Shell License Agreement", respectively), on the one hand, this Agreement, on the other hand, this Agreement shall control; provided, however, it being understood that, except as expressly provided in the Shell Technology Agreement or the Shell License Agreement (if any), there are no representations or warranties regarding the infringement or misappropriation of any patents, copyrights, trade secrets or other proprietary rights of any Third Party. It is recognized that the same act or conduct could give rise to liability under such agreements; however, it is the intent of the Parties that these agreements shall not be applied in a manner that would restrict the application of this Agreement or result in duplicate or multiple recoveries. This Agreement may not be modified or amended, and no rights hereunder may be waived, except by a written document signed by the Party to be charged with such amendment or waiver.

6.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the KM Parties, the Shell Parties, the Limited Partnership and the General Partner and their respective Affiliates, permitted successors and assigns.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same agreement.

6.8 No Rights in Third Parties; No Third Party Beneficiaries. This Agreement, among other things, is intended to allocate certain risks, obligations and potential obligations as among the Parties. The provisions of this Agreement are for the sole benefit of the Parties and are not intended to create, and shall not create, any rights in any persons other than the Parties. There is no intent that any Third Party should benefit from any provisions hereof, and no statement herein as to Claims, Environmental Claims or Environmental Cleanup Liability shall constitute any admission by any Party. SPECIFICALLY, BUT WITHOUT LIMITATION, NO AGREEMENT TO INDEMNIFY, NO DETERMINATION OF RESPONSIBILITY, AND NO APPORTIONMENT OF RESPONSIBILITY HEREIN OR UNDER THE TERMS HEREOF SHALL CONSTITUTE ANY ACKNOWLEDGMENT OR ADMISSION OF FAULT OR LIABILITY BY ANY PARTY HERETO OR AS TO ANY THIRD PARTY.

6.9 Special, Exemplary, Consequential Or Punitive Damages. Parties shall only be entitled to recover actual damages for a breach or violation of this Agreement. No Party shall be entitled to recover special, exemplary, consequential or punitive damages from the other Parties for breach or violation of this Agreement and each Party hereby waives any claim or right to special, exemplary, consequential or punitive damages hereunder; provided, however, the foregoing shall not limit any indemnification obligations hereunder or preclude one Party from being indemnified by another Party against such types of damages in the event they are awarded against a Party and such Party is entitled to indemnification pursuant to the terms of this Agreement.

6.10 Audit Rights. The Parties hereto reserve the right to perform audits of all reimbursable costs, billed by any Party to another, which relate to the rights and obligations set forth in this Agreement. The billing Party shall retain all records and documentation relating to any billing. Such records and documentation shall be made available for inspection by the billed Party upon request. Audits shall be performed within 180 days of submittal of any billings. Any disputes arising from audits shall be handled in accordance with the provisions of Article 5 hereof.

6.11 Access to Records. The Parties hereto shall have access to such data and records of the Limited Partnership as they may reasonably require for (i) defending or evaluating any claims, causes of action, demands, suits, proceedings, governmental investigations or audits, losses, liability, liens, settlements, judgments, assessments, fines, penalties or administrative orders made against, incurred by, or conferred upon the Parties arising out of or connected in any manner to their ownership of any of the Partnership Assets prior to the Effective Date, (ii) making or defending a claim for indemnification under this Agreement, or (iii) asserting any rights or verifying any obligations the Parties have under this Agreement.

     EXECUTED as of the Closing Date stated herein.


                           [SIGNATURE PAGES TO FOLLOW]

SHELL CO2 GENERAL LLC, by R.T. Bradley, President



/s/ R. T. Bradley
--------------------------------------




ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL CO2 LLC, by M.G. Brookshier, President



/s/ M. G. Brookshier
-------------------------------------




ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL WESTERN E&P INC., by J.E. Little, President


By:  /s/ R. T. Bradley
     --------------------------------------
     R.T. Bradley, Attorney-in-Fact for J.E. Little





ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL WESTERN PIPELINES INC., by R.T. Bradley, President



/s/ R. T. Bradley
--------------------------------------




ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL CORTEZ PIPELINE COMPANY, by R.T. Bradley, President


By:  /s/ R. T. Bradley
     --------------------------------------





ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL LAND & ENERGY COMPANY, by J.E. Little, President


By:  /s/ R. T. Bradley
     --------------------------------------
     R.T. Bradley, Attorney-in-Fact for J.E. Little





ADDITIONAL SIGNATURE PAGES TO FOLLOW

KINDER MORGAN CO2, LLC, by Kinder Morgan G.P. Inc, the sole general partner of Kinder Morgan Operating L.P. "A", the sole member and manager of Kinder Morgan CO2, LLC


By:  /s/ William V. Morgan
     --------------------------------------
     William V. Morgan, Vice Chairman





ADDITIONAL SIGNATURE PAGES TO FOLLOW

KINDER  MORGAN  OPERATING  L.P. "A", by Kinder Morgan G.P.,
Inc., its sole general partner


By:  /s/ William V. Morgan
     --------------------------------------
     William V. Morgan, Vice Chairman





ADDITIONAL SIGNATURE PAGES TO FOLLOW

SHELL CO2 COMPANY, LTD., by Shell CO2 General LLC, its sole general partner


By:  /s/ R. T. Bradley
     --------------------------------------
     R.T. Bradley, President

                                  SCHEDULE 3.1
                             Shell Retained Matters
                             ----------------------




-----------------------------------------------------------
List No.  Category             Description/Comment
-----------------------------------------------------------
    1     Litigation       Gerald   O.    Bailey    and
                           Bridwell   Oil   Company  v.
                           SWEPI - Royalty case involving
                           McElmo Dome and Cortez Pipeline.
-----------------------------------------------------------
    2     Litigation       Doris  Feerer,   et  al.  v.
                           SWEPI,   et  al.  -  Royalty
                           case  involving  Bravo  Dome
                           and Bravo Pipeline.
-----------------------------------------------------------

    3     Litigation       Harry Ptasynski and W.L. Gray &
                           Company v. SWEPI and SOC -
                           Royalty  case  involving  McElmo
                           Dome and Cortez Pipeline.
-----------------------------------------------------------
    4     Litigation       U.S.  Government and CO2 Claims
                           Coalition, LLC v. SOC,  SWEPI,
                           et al.  Royalty  case  involving
                           McElmo Dome and Cortez Pipeline.
-----------------------------------------------------------


                                  Schedule 3.1
                                   Page 1 of 1

                                  SCHEDULE 3.2
                               KM Retained Matters
                               -------------------












                                      NONE




                                  Schedule 3.2
                                   Page 1 of 1

                                 SCHEDULE 1.1.15
                                 KM Escrow Funds
                                 ---------------












                                      NONE





                                 Schedule 1.1.15
                                   Page 1 of 1

                                 SCHEDULE 1.1.31
                               Shell Escrow Funds









                                 Schedule 1.1.31
                                   Page 1 of 1